Exhibit 99.1

Company Contact:	Deborah Merrill
(864)232-5200 x 6620
investor.relations@deltaapparel.com

Investor Relations and Media Contact: ICR, Inc.	Tom Filandro
(646)277-1235
Investors:	Tom.Filandro@icrinc.com
Media:	Jessica Liddell
(203)682-8208
DLAPR@irinc.com

Delta Apparel Announces Preliminary Second Quarter Results

Earnings improve approximately 30% over prior year, with diluted EPS between $0.16 and $0.18

Preliminary second quarter net sales of $96.7 million

Announces business update conference call to be held today, April 17th, 2020 at 8:30 a.m. ET

GREENVILLE, S.C., April 17, 2020 -- Delta Apparel, Inc. (NYSE American: DLA), a leading provider of core activewear and lifestyle apparel products, today provided preliminary results for its 2020 second quarter and announced that it will host a business update conference call today, Friday, April 17, 2020 at 8:30 a.m. ET.

Robert W. Humphreys, the Company’s Chairman and Chief Executive Officer, commented, “All businesses are currently operating in an unprecedented and difficult environment.  It is during times like now that we are especially proud of the strategic advantages within Delta Apparel, including our diversification of sales channels and our broad geographic footprint.  Through the disruptions that have taken place worldwide, we have been able to stay open and operate our business with current inventory levels sufficient to service customers in the near-term.  Although sales in many of our distribution channels, including traditional retailers and our own branded stores, are considerably lower or even curtailed, we are seeing positive results in other areas of our business. About 25% of our business is generated through sales channels that have not been significantly impacted by COVID-19, including our e-Commerce sites, DTG2Go, and our military businesses.  In fact, in April we are actually seeing meaningful acceleration in our branded direct-to-consumer e-commerce sites and in our DTG2Go on-demand business.  Customers are clearly seeing the benefits and the uniqueness of our fully-integrated and diversified geographic digital printing model, and we are gaining share in this market.”

The Company anticipates net sales for the second quarter of its 2020 fiscal year to be $96.7 million, which represents a 6.0% decrease compared to $102.8 million in the prior year period.   Prior to the March impact of COVID-19, the Company was on pace to achieve sales growth of approximately 9% for the quarter.  The Company anticipates second quarter earnings per diluted share to be within a range of $0.16 to $0.18 compared to $0.13 in the prior year period.

Mr. Humphreys continued, “Following the trend of our first fiscal quarter, our gross margins meaningfully expanded during our second fiscal quarter, despite some discrete costs that we took in March related to the temporary closure of certain manufacturing operations in countries where the government mandated country-wide shutdowns.  During the March quarter, we expensed approximately $2 million in costs associated with these plant curtailments, reducing our earnings by approximately $0.20 per diluted share.  Adjusting for these discrete expenses, our earnings would have been in the range of $0.36 to $0.38 per diluted share.”

The Company announced that it has taken aggressive actions to strengthen its financial position, preserve cash, and improve liquidity beyond its current levels.  At the end of March, Delta Apparel had approximately $30 million of availability under its U.S. revolving credit facility and has reached an agreement in principal with these lenders to secure additional flexibility under the credit facility that should support the business over the next six months.

Business Update Conference Call Details – Today, April 17, 2020 at 8:30 a.m. ET

Delta Apparel, Inc. will hold a conference call with senior management today, April 17, 2020 at 8:30 a.m. to provide additional information on the business.  The Company invites you to join the call by dialing 888-220-8451.  If calling from outside the United States, please dial 323-794-2588.  A live webcast of the conference call will be available at www.deltaapparelinc.com.  Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through April 30, 2020.  To access the telephone replay, participants should dial toll-free 844-512-2921.  International callers can dial 412-317-6671.  The access code for the replay is 4776909.

Second Quarter Fiscal 2020 Earnings Conference Call

Delta Apparel, Inc. will release the financial results for its fiscal 2020 second quarter ended March 28, 2020, after the market close on April 30, 2020.  At 4:30 p.m. ET on that day, the Company will also hold a conference call with senior management to discuss its financial results and business outlook.  The Company invites you to join the call by dialing 800-458-4148.  If calling from outside the United States, please dial 323-794-2597.  A live webcast of the conference call will be available at www.deltaapparelinc.com.  Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through May 30, 2020.  To access the telephone replay, participants should dial toll-free 844-512-2921.  International callers can dial 412-317-6671.  The access code for the replay is 7621307.

About Delta Apparel, Inc.

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, COAST®, Soffe®, and Delta. The Company is a market leader in the direct-to-garment digital print and fulfillment industry, bringing DTG2Go technology and innovation to the supply chain of its customers. The Company specializes in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through its business-to-business e-commerce sites. The Company’s products are also made available direct-to-consumer at its branded retail stores and on its websites at www.saltlife.com, www.coastapparel.com, www.soffe.com and www.deltaapparel.com as well as through its branded retail stores. The Company’s operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 8,400 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the volatility and uncertainty of cotton and other raw material prices and availability; the general U.S. and international economic conditions; the COVID-19 pandemic impact on our operations, financial condition, liquidity, and capital investments; competitive conditions in the apparel industry; restrictions on our ability to borrow capital or service our indebtedness; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; changing consumer preferences or trends; our ability to successfully open and operate new retail stores; changes in economic, political or social stability at our offshore locations; significant interruptions within our manufacturing or distribution facilities or other operations; our ability to attract and retain key management; significant changes in our effective tax rate; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; the volatility and uncertainty of energy, fuel and other costs; material disruptions in our information systems; compromises of our data security; significant litigation in either domestic or international jurisdictions; recalls, claims and negative publicity associated with product liability issues; the ability to protect our trademarks and other intellectual property; the impairment of intangible assets; changes in international trade regulations; our ability to comply with trade regulations; changes in employment laws or regulations or our relationship with employees; foreign currency exchange rate fluctuations; negative publicity resulting from violations of manufacturing standards or labor laws or unethical business practices by our suppliers and independent contractors; the illiquidity of our shares; price volatility in our shares and the general volatility of the stock market; and the other factors set forth in the "Risk Factors" contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as updated in our subsequently filed Quarterly Reports on Form 10-Q. Except as may be required by law, Delta Apparel, Inc. expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.